                                                                    EXHIBIT 23.3

Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 2001 in Radio One's Form 10-K for the year ended December 31, 2000, and to all references to our Firm in this registration statement.

/s/ Arthur Andersen LLP

Baltimore, Maryland,
January 23, 2002

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 1, 2000, in Radio One's Form 8-K dated April 9, 2001, and to all references to our Firm in this registration statement.


/s/ Arthur Andersen LLP



Baltimore, Maryland,
January 23, 2002